UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2011
EOS Preferred Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-25193 (Commission File Number)	04-3439366 (I.R.S. Employer Identification No.)

1271 Avenue of the Americas 46th Floor New York, New York (Address of Principal Executive Offices)	10020 (Zip Code)
(212) 377-1503
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURES

Item 7.01. Regulation FD Disclosure.
On December 20, 2011, the Office of the Comptroller of the Currency (the “OCC”) provided authorization to Aurora Bank (the “Bank”) permitting its operating subsidiary, EOS Preferred Corporation (“EOS”), to declare and pay a quarterly dividend to its shareholders, provided such dividends be declared no later than December 30, 2011 and be paid no later than January 31, 2012.
Accordingly, the Board of Directors of EOS (the “Board of Directors”) declared on December 21, 2011, a dividend payable on January 12, 2012, for the quarter ended December 31, 2011, to holders of record on January 5, 2012 of each of EOS’s: (1) 8.50% Non-Cumulative Exchangeable Preferred Stock, Series D (the “Series D preferred stock”), in the amount of $0.53125 per share; and (2) 8.00% Cumulative Preferred Stock, Series B, in the amount of $20.00 per share per cumulative quarter for the third and fourth calendar quarters of 2011.
Any future dividends will be payable only when, as and if declared by the Board of Directors. The terms of the Series D preferred stock provide that dividends on the Series D preferred stock are not cumulative and if no dividend is declared for a quarterly period, the holders of the Series D preferred stock will have no right to receive a dividend for that period, and EOS will have no obligation to pay a dividend for that period, whether or not dividends are declared and paid for any future period.
In order to continue to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, EOS generally is required each year to distribute to its stockholders at least 90% of its net taxable income, excluding net capital gains. As a REIT, EOS generally is not required to pay federal income tax if it continues to meet this and a number of other requirements.
Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements should not be unduly relied upon because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of EOS.
Such risks, uncertainties and other factors include, but are not limited to: limitations by regulatory authorities on EOS’s ability to implement its business plan and any future restrictions on its ability to pay dividends; the risk that the failure of EOS to maintain its status as a REIT would result in EOS being subject to federal income tax, including any applicable alternative minimum tax and excise tax; the risk that EOS could be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost; further regulatory limitations on the business of the Bank that are applicable to EOS; the risk that a decline, or a perceived decline, in the Bank’s capital situation may result in the Series D preferred stock being subject to an automatic exchange into preferred shares of the Bank; the risk that the Bank’s capital ratios may fall below certain specified levels; the effect of the sale or dissolution of the Bank pursuant to the Settlement Agreement entered into in connection with the bankruptcy of the Bank’s indirect parent, Lehman Brothers Holdings, Inc., on the business, financial condition and results of operations of EOS; the risk that the Series D preferred stock will in the future be delisted from The NASDAQ Stock Market or will otherwise cease to trade on The NASDAQ Stock Market; the risk that the Series D preferred stock may not otherwise retain value and/or liquidity; the risk that EOS may not have adequate cash available, including as a result of EOS being subject to federal income tax, to pay dividends with respect to the Series D preferred stock; negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the credit quality of EOS’s investment and loan portfolios (the degree of the impact of which is dependent upon the duration and severity of these conditions); the level and volatility of interest rates; changes in consumer, investor and counterparty confidence in, and the related impact on, financial markets and institutions; legislative and regulatory actions which may adversely affect EOS’s business and economic conditions as a whole; the impact of litigation and regulatory investigations; various monetary and fiscal policies and regulations; changes in accounting standards, rules and interpretations and the impact on EOS’s financial statements; changes in the nature and quality of the types of investments and loans held by EOS; and risks relating to EOS’s business as discussed in its filings with the Securities and Exchange Commission.
These risks, uncertainties and other factors may cause the actual results, performance or achievements of EOS to be materially different from the anticipated future results, performance or achievements that are expressed or implied by the forward-looking statements. Forward-looking statements speak only as of the date they are made, and EOS undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Preferred Corporation (Registrant)
Date: December 22, 2011	By:	/s/ Brian Kuelbs
Brian Kuelbs
President